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                                                                   EXHIBIT 99.2
                         STOCK PURCHASE AGREEMENT

    THIS AGREEMENT is made and entered into as of the 11th day of November 1997, by and among Michael Malm (the "Seller") and the individuals listed on
Schedule 1 hereto (individually, a "Buyer" and collectively, the "Buyers"). For purposes of Sections 5(a) and 5(b), Buyer and Buyers shall be deemed to include Miller, Johnson & Kuehn, Incorporated.

    WHEREAS, the Seller desires to sell 1,200,000 shares of Common Stock (the "Shares") of Global One Distribution and Merchandising Inc., a Delaware corporation (the "Company"), and each Buyer desires to purchase the number of Shares set forth opposite his name on Schedule 1 hereto, subject to and on the terms and conditions contained herein;

    NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

    1. SALE AND PURCHASE OF SHARES. Upon and subject to the terms and conditions hereinafter set forth, and in reliance on the representations and warranties contained herein, the Seller agrees to sell, assign and transfer the Shares to the Buyers, and each Buyer agrees to purchase the Shares set forth opposite his name on Schedule 1 hereto for a price of $.125 per share.

    2. PURCHASE PRICE. Contemporaneously with the execution and delivery of this Agreement, each Buyer shall pay to the Seller the amount set forth opposite his name on Schedule 1 hereto by check payable to Buyer, and the Seller shall deliver a stock certificate, duly endorsed for transfer, to the Buyers, together with a letter instructing the Company's transfer agent to transfer the Shares to the Buyers.

    3. REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller represents and warrants to the Buyers as follows:

    The Seller is the legal and beneficial owner of the Shares free and clear of any agreements, pledges, liens, encumbrances, claims or other restrictions (other than restrictions pursuant to federal and state securities laws), and has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares hereunder, and the Buyers will each acquire legal and beneficial ownership of the Shares they purchase, free and clear of any agreements, pledges, liens, encumbrances, claims or other restrictions (other than restrictions pursuant to federal and state securities laws).

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    4.  REPRESENTATIONS AND WARRANTS OF THE BUYERS.  Each Buyer individually represents and warrants to the Seller as follows:

        (a) Each of the Buyers has full right, power and authority to enter into this Agreement and to purchase the Shares.

        (b) Each Buyer is an accredited investor, as such term is defined in Rule 501 under the Securities Act of 1933 and is a sophisticated purchaser, experienced in making investments of this type. Each Buyer is purchasing the Shares for investment and not with a view toward any resale or distribution thereof.

5.  (a)  SELLER'S RELEASE.

        (i) Except as provided herein, the Seller hereby releases, acquits and forever discharges the Buyers, and each of their affiliates, directors, officers, shareholders, employees, attorneys, representatives and agents (collectively, the "Buyer Releases"), from any and all claims, liabilities, demands, actions or causes of action of any kind, nature or description whatsoever, whether arising at law or in equity, or upon contract or tort, or under any state or federal law or otherwise, which the Seller may have had, may now have or made claim to have, or may in the future have or claim to have, howsoever arising or acquired, against the Buyer Releases for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date hereof, whether such claims, liabilities, demands, actions or causes of action are matured or unmatured, known or unknown, existing or not existing, asserted or unasserted, presently held or acquired in the future, liquidated or unliquidated, or absolute or contingent.

        (ii) In connection with the foregoing release, the Seller hereby waives all rights and benefits which may be afforded to him by or under California Civil Code Section 1542, and further acknowledges that if the Seller hereafter discovers any facts different from or in addition to those which the Seller now knows or believes to be true with respect to any of the claims or other matter so released, then the foregoing release nonetheless shall be and remain effective in all respects. The Seller acknowledges that Section 1542 of the California Civil Code provides as follows:

        A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him, must have materially affected his settlement with the debtor.

        (iii) The Seller represents and warrants that he has not assigned, transferred or hypothecated or set over to any person or entity any interest in any of the claims that are the subject of this release.

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        (b)  BUYERS' RELEASE.

        (i) Except as provided herein, the Buyers (and each of their affiliates, directors, and officers (to the extent such additional parties can be bound) hereby release, acquit and forever discharge the Seller from any and all claims, liabilities, demands, actions or causes of action of any kind, nature or description whatsoever, whether arising at law or in equity, or upon contract or tort, or under any state of federal law or otherwise, which the Buyers, the Seller or its affiliates, or any of them, may have had, or may now have or made claim to have, or may in the future have or claim to have howsoever arising or acquired, against the Seller for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date hereof, whether such claims, liabilities, demands, actions or causes of action are matured or unmatured, known or unknown, existing or not existing, asserted or unasserted, presently held or acquired in the future, liquidated or unliquidated, or absolute or contingent.

        (ii) In connection with the foregoing release, the buyers hereby waive all rights and benefits which may be afforded to them by or under California Civil Code Section 1542, and further acknowledge that if they hereafter discover any facts different from or in addition to those which they now know or believe to be true with respect to any of the claims or other matters so released, then the foregoing release nonetheless shall be and remain effective in all respects. The Buyers acknowledge that
    Section 1542 of the California Civil Code provides as follows:

        A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him, must have materially affected his settlement with the debtor.

        (iii) The Buyers represent and warrant that they have not assigned, transferred or hypothecated or set over to any person or entity any interest in any of the claims that are the subject of this release.

    6. COMPLETE AGREEMENT; WAIVER AND AMENDMENT. This Agreement contains the complete agreement between the parties hereto with respect to the transactions contemplated hereby. Neither this Agreement nor any provision hereof may be amended or waived orally, but only in a statement in writing signed by the party against which enforcement of the amendment or waiver is sought.

    7. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Minnesota.

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    8.  COUNTERPARTS.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


    IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first above written.


SELLER:                                   BUYERS:

   /s/ MICHAEL MALM                       /s/ AARON BOXER REV TRUST
------------------------------            -------------------------------------
       Michael Malm                       Print Name:     Aaron Boxer Rev Trust
                                                          dtd 08/01/89
                                          Number of Shares:          650,000



                                          /s/ JEFFREY D. RAHM / SUSAN D. RAHM
                                          -------------------------------------
                                          Print Name:     Jeffrey & Susan Rahm
                                          Number of Shares:          100,000



                                          /s/ ELDON C. MILLER
                                          -------------------------------------
Solely for Purposes of the Releases Set   Print Name:     Eldon C. Miller
Forth in Sections 5(a) and 5(b) Hereof:   Number of Shares:          75,000



MILLER, JOHNSON & KUEHN,                  /s/ STANLEY RAHM AND MARY RAHM
INCORPORATED                              -------------------------------------
                                          Print Name:  Stanley Rahm Trust,
                                                       Stanley & Mary Rahm TTEE
                                                       dtd 12/17/92
                                          Number of Shares:          250,000



By:   /s/ DAVID B. JOHNSON                /s/ LEE WESLEY
-----------------------------             -------------------------------------
          David B. Johnson                Print Name:   Lee Wesley
                                          Number of Shares:          125,000



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